Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 1, 2006 by and among Telanetix, Inc. a Delaware corporation (the “Company”), with its principal offices at 6197 Cornerstone Court East, San Diego, CA 92121, and the purchaser whose name and address is set forth below (the “Purchaser”), with reference to the following:

RECITALS:

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, unregistered shares of the Company's common stock, par value $0.0001 per share (the "Common Stock") and warrants (the “Warrants”) to purchase Common Stock (the Common Stock and Warrants are sometimes collectively referred to herein as the “Securities”); and

WHEREAS, the Company has authorized the issuance and sale to the Purchaser of the Securities, the amount and price of which are listed herein, subject to the terms and conditions of this Agreement.

  NOW, THEREFORE, in consideration of the conditions and promises herein contained, the parties hereto agree as follows:

AGREEMENT:

1. SALE AND ISSUANCE OF COMMON STOCK AND WARRANTS; CLOSING CONDITIONS.

(a) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company and the Company agrees to sell and issue to the Purchaser (i) an aggregate of 145,833 shares of Common Stock at a price of $1.20 per share, and (ii) Warrants registered in the name of such Purchaser to purchase up to 72,917 shares of Common Stock, with an exercise price equal to $1.50 per share and exercisable up to three (3) years after the Closing, in the form of Warrant attached hereto as Exhibit A (the “Warrant Agreement”).

(b) The purchase and sale of the Common Stock and Warrants (the “Closing”) shall take place at 10:00 am on November 3, 2006 at the Company’s offices at 6197 Cornerstone Court East, San Diego, CA 92121, or at such other place as the Company and the Purchaser shall mutually agree.

(c) Subject to the satisfaction of the conditions set forth below, the Company will deliver to the Purchaser a stock certificate and Warrant Agreement in the name of the Purchaser as set forth below the Purchaser’s name on the signature page hereto and bearing an appropriate legend stating that the Securities have not been registered under the Securities Act (as defined herein) and cannot be sold unless registered under the Securities Act, or an exemption from registration is available. Such delivery shall be made by the Company no later than the close of business on the thirtieth calendar day to the Purchaser’s address of notification as set forth herein (the “Certificate Delivery”), or to such other location as the parties may mutually agree.

(d) The Company's obligations to complete the purchase and sale of the Securities at the Closing, and the subsequent Certificate Delivery, to the Purchaser shall be subject to the following conditions, any one or more of which may be waived by the Company:

(i) receipt by the Company of the full purchase price of $175,000.00 (the “Purchase Price”) by certified or bank check or wire transfer of immediately available funds, cancellation of indebtedness or such other form of payment as shall be mutually agreed upon by the Purchaser and the Company. In the event that payment by the Purchaser is made, in whole or in part, by cancellation of indebtedness, then the Purchaser shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance reasonably satisfactory to the Company; and

(ii) the accuracy of the representations and warranties made by the Purchaser, including but not limited to the Investor Questionnaire attached hereto as Exhibit B, and the fulfillment of those obligations of the Purchaser to be fulfilled at or prior to the Closing.

(e) The Purchaser’s obligation to accept the Certificate Delivery and to submit the Purchase Price in respect thereof shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those obligations of the Company to be fulfilled at or prior to the Closing.

2.	REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company represents and warrants to the Purchaser as follows:

(a) Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement and to issue and sell the Common Stock.

(b) Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery by the Company of this Agreement, the performance of all obligations of the Company hereunder including but not limited to the authorization, issuance (or reservation for issuance), sale and delivery of the Securities has been taken, and this Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent that the indemnification provisions contained in Section 4 herein may be limited by applicable laws.

(c) Valid Issuance of Common Stock and Warrants. The Common Stock that is being purchased hereunder, and the Common Stock underlying the Warrants, when issued, sold and delivered in accordance with the terms of this Agreement and the Warrant Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.

3.	REPRESENTATIONS AND WARRANTIES OF PURCHASER.

The Purchaser represents and warrants to the Company as follows:

(a) No Representations or Warranties. The Purchaser confirms that neither the Company nor any of its authorized agents has made any representation or warranty to the Purchaser about the Company or the Common Stock other than those set forth in this Agreement, and that such Purchaser has not relied upon any other representation or warranty, express or implied, in purchasing the Common Stock.

(b)  Financial Situation. The Purchaser has adequate means of providing for such Purchaser’s current needs and possible personal contingencies, and has no need for liquidity of such Purchaser’s investment in the Company, such Purchaser can bear the economic risk of losing such Purchaser’s entire investment herein, such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the relative risks and merits of this investment, and such Purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to such Purchaser’s net worth and the investment made hereby will not cause such overall commitment to become excessive.

(c)  Securities Not Registered. The Purchaser understands that the Securities have not been registered under the Securities Act or qualified under any state securities laws in reliance on exemptions from registration provided thereunder, and further understands that such Purchaser is acquiring the Securities without being furnished any literature or prospectus.

(d)  Purchase for Own Account. The Purchaser is purchasing the Securities for such Purchaser’s own account, for long-term investment, and not with a view to, or for sale in connection with, the distribution thereof. The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Securities within the meaning of Section 2(11) of the Securities Act. The Securities will not be resold without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom.

(e)  Opportunity to Ask Questions and to Review Documents, Books and Records. During the course of the transaction contemplated by this Agreement, and before purchasing the Securities, the Purchaser has had the opportunity (i) to be provided with financial and other written information about the Company, including but not limited to all documents the Company has publicly filed with the Securities and Exchange Commission (the “Commission”), (ii) to ask questions and receive answers concerning the terms and conditions of this Agreement, an investment in the Company, and the business of the Company and its finances, (iii) to review all documents, books and records of the Company and (iv) to review all documents, registration statements and prospectuses publicly filed by the Company. The Purchaser has, to the extent such Purchaser has availed himself of this opportunity, received satisfactory information and answers.

(f) Pre-Existing Relationship and/or Sophistication. The Purchaser represents that such Purchaser either has a pre-existing business relationship with the Company or any of its officers, directors or controlling persons, or that by reason of such Purchaser’s business or financial experience or the business or financial experience of such Purchaser’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, such Purchaser has the capacity to protect such Purchaser’s own interests in connection with the transactions contemplated by this Agreement.

(g) Risks Associated with Investment. The Purchaser acknowledges and is aware that:

(i) The Company has limited financial or operating history and that the Securities are a speculative investment which involves a high degree of risk of loss by the Purchaser of such Purchaser’s entire investment in the Company;

(ii) There are substantial restrictions on the transferability of the Securities, the Common Stock will not be, and Purchaser in the Company have no right to require that the Common Stock be, registered under the Securities Act; there is currently no public market for the Securities; and such Purchaser may have to hold the Securities indefinitely and it will not be possible for him to liquidate such Purchaser’s investment in the Company;

(iii) No federal or state agency has made any finding or determination as to the fairness of the offering of the Securities for investment or any recommendation or endorsement of the offering; and

(iv) It never has been represented, guaranteed or warranted to such Purchaser by the Company, its agents, or employees or any other person, expressly or by implication, any of the following: (1) the approximate or exact length of time that such Purchaser will be required to remain as owner of the Securities; (2) the profit or return, if any, to be realized as a result of the Company's venture; and (3) that the past performance or experience on the part of the Company or any affiliate, its agents, or employees or of any other person, will in any way indicate the predictable results of the ownership of the Securities or the overall Company venture.

(h)  Investment Risks. The Purchaser has been informed and understands and agrees as follows: (i) an investment in the Company is a speculative investment with a high degree of risk of loss and such Purchaser must, therefore, be able to presently afford a complete loss of this investment; (ii) such Purchaser must be able to hold the Securities indefinitely due to substantial restrictions on the transferability of the Securities and the fact that there is no public market for resale of the Securities; and (iii) it may not be possible to liquidate the Securities in the case of emergency and/or other need and such Purchaser must, therefore, have adequate means of providing for such Purchaser's current and future needs and personal contingencies and have no need for liquidity in this investment. Such Purchaser has evaluated such Purchaser's financial resources and investment position in view of the foregoing, and is able to bear the economic risk of this investment.

(i)  No Advertising. To the best of the Purchaser's knowledge and belief the offer and sale of the Securities was not accomplished by the publication of any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television, radio or the Internet; nor was the offer and sale of the Securities accomplished through any seminar or meeting to which such Purchaser was invited by any such publication or advertisement.

(j)  Authorization. The Purchaser represents that such Purchaser is at least twenty-one (21) years of age, has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The Purchaser further agrees that upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 4 hereof may be legally unenforceable.

   (k) No Material Changes. The Purchaser has no reason to anticipate any change in such Purchaser's personal circumstances, financial or otherwise, which may cause or require any sale or distribution by such Purchaser of all or any part of the Securities purchased pursuant hereto.

(l)  Legend. The Purchaser understands and agrees that the certificate representing the Securities shall bear a legend similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION AFFORDED BY THE SECURITIES ACT AND/OR RULES PROMULGATED BY THE COMMISSION PURSUANT THERETO. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE ALSO NOT BEEN REGISTERED OR QUALIFIED (AS THE CASE MAY BE) UNDER THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES (THE “BLUE SKY LAWS”), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION (AS THE CASE MAY BE) AFFORDED UNDER SUCH SECURITIES LAWS. NEITHER THE COMMISSION NOR ANY SECURITIES REGULATORY AGENCY OF ANY STATE OR TERRITORY OF THE UNITED STATES HAS REVIEWED OR PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING CONTEMPLATED BY THIS CERTIFICATE, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES HAVE BEEN ACQUIRED FOR THE HOLDER'S OWN ACCOUNT FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW FOR RESALE OR DISTRIBUTION.

(m) Restriction on Sales, Short Sales and Hedging Transactions. Purchaser represents and agrees that during the period of five business days immediately prior to the execution of this Agreement by Purchaser, Purchaser did not directly or indirectly, execute or effect or cause to be executed or effected any short sale, option or equity swap transactions in or with respect to the Common Stock or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Securities by the Purchaser.

(n) Investor Questionnaire. Purchaser represents and agrees that all information, representations and warranties in the Investor Questionnaire attached hereto as Exhibit A are true, accurate and complete, and the Company may rely on such information, representations and warranties in making the decision to complete the offer and sale contemplated herein.

The Purchaser understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for exemption of the sale of the Securities under the Securities Act and under the securities laws of all applicable states and for other purposes. The Purchaser warrants that the information provided to the Company by such Purchaser is true and correct as of the date hereof, and the Purchaser agrees to advise the Company, prior to the execution of this Agreement, of any material change in any such information.

4. INDEMNIFICATION.

The Purchaser acknowledges that such Purchaser understands the meaning and legal consequences of the representations, warranties and agreements contained in this Agreement, that the Company is relying on the accuracy of the representations, warranties and agreements by him as contained herein, and that such Purchaser would not be permitted to purchase the Securities if any representation or warranty were known to be materially false. Accordingly, the Purchaser hereby agrees to indemnify and hold harmless the Company from and against any and all loss, damage, liability, cost or expense, including attorneys’ fees, due to or arising from a breach of any representation, warranty or agreement contained in this Agreement.

5. REGISTRATION RIGHTS.

(a) Definitions. For purposes of this Section 5:

(i)  Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

(ii) Registrable Securities. The term "Registrable Securities" means: (i) the Common Stock purchased under this Agreement, (ii) any shares of Common Stock to be issued under the Warrants, and (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the shares. The term "Registrable Securities" shall exclude in all cases, however, the Warrants, and any shares sold by a person in a transaction in which rights under this Section 5 are not assigned in accordance with this Agreement or any shares sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

(iii) Registrable Securities Then Outstanding. The term "Registrable Securities Then Outstanding" shall mean those shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then-outstanding and then-exercisable options, warrants or convertible securities.

(iv) Holder. The term "Holder" or "Holders" means any person or persons owning Registrable Securities.

(v) SEC. The term "SEC" means the United States Securities and Exchange Commission.

(b) Mandatory Registration. The Company shall prepare and file with the SEC, no later than one hundred twenty (120) days after the Closing Date (the "Filing Date"), a Registration Statement on Form S-1, SB-2 or on such other form as is available. The Company shall cause such Registration Statement to be declared effective by the SEC within one hundred twenty (120) days of filing (the "Effectiveness Date"). If: (i) a Registration Statement is not filed on or prior to the Filing Date, or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within ten Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, or (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 20 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Effectiveness Date (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such ten Trading Day period is exceeded, or for purposes of clause (iii) the date which such 20 calendar day period, as applicable, is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to one half percent (.5%) of the portion of the Purchase Price paid by such Holder at the Closing pursuant to this Agreement attributed to any Common Stock then held by such Holder. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

(c) Piggyback Registration. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(i) Underwriting. If a registration statement under which the Company gives notice under this Section 5(b) is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable

Securities in a registration pursuant to this Section 5(b) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the Company shall not reduce the number of Registrable Securities to be included in such registration and underwriting to less than thirty-three percent (33%) of the total number of shares to be underwritten; provided further, that no shares shall be included in such registration other than shares for the account of the Company or the Holders. In the event of a limitation by the Company of the number of Registrable Securities to be included in such registration and underwriting, the Company shall so advise all Holders requesting registration, and the number of shares or securities that are entitled to be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each Holder at the time of filing of the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members and shareholders of such Holder, or the estates and family members of any such partners, retired partners and members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single Holder, and any pro rata reduction with respect to such Holder shall be based upon the aggregate number of Registrable Securities owned by all entities and individuals included in such Holder.

(i) Expenses. All Registration Expenses incurred in connection with a registration pursuant to this Section 5(b) shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 5(b) shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses incurred in connection with a registration pursuant to this Section 5(b).

(d) Obligations of the Company. Whenever required to affect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(i)  prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

(ii)  prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)  furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(iv)  use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(v)  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (it being understood and agreed that, as a condition to the Company's obligations under this clause (v), each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(vi)  notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(vii)  furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

(viii)  cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(ix)  provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(e) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 5(b) hereof that the selling Holders shall furnish to the

Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

(f) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

(g) Indemnification. In the event any Registrable Securities are included in a registration statement under Section 5(b) or 5(c) hereof:

(i) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and attorneys of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 5(g)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(ii) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each of its attorneys, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, members, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, attorney, controlling person, underwriter or other such Holder, partner, member or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, attorney, controlling person, underwriter or other Holder, partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(iii) Notice. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party to the extent of such prejudice under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

(iv) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus (i) was furnished to the indemnified party, (ii) would have cured the Violation, and (iii) was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(v) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the net proceeds of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(vi) Survival. The obligations of the Company and Holders under this Section shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

(g) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC, which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(iii) as long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

(h) Termination of the Company's Obligations Under this Section. The Company shall have no obligations with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 5(b) or 5(c) if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by such Holder may be sold continuously throughout any three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

  6. MISCELLANEOUS.

(a)	Interpretation.

(i) Survival. All representations and warranties made by any party in connection with any transaction contemplated by this Agreement shall survive the execution and delivery of this Agreement, the performance or consummation of any transaction described in this Agreement, and the termination of this Agreement.

(ii) Entire Agreement/No Collateral Representations. Each party expressly acknowledges and agrees that this Agreement, together with and subject to the exhibits attached to it: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter of it; (2) supersedes any prior or contemporaneous agreements, understandings, or course of dealing; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.

(iii) Amendment; Waiver; Forbearance. Except as expressly otherwise provided herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement. No waiver of any breach of any term, provision or agreement herein contained, or of the performance of same, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver.

(iv) Remedies Cumulative. The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

(v) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

(vi) Headings; References; Incorporation; "Person"; Gender. The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof.

(vii) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

(viii) No Broker Fees. The Purchaser acknowledges that the Company has not used a broker or other placement agent in respect of the sale of the Securities to the Purchaser, and shall not be obligated to pay any fees in respect thereof.

(b)	Enforcement.

(i) Applicable Law. This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of California.

(ii) Consent to Jurisdiction. Any and all proceedings resulting from or arising out of a controversy or claim relating to this Agreement or the breach thereof, shall be held exclusively in the County of Los Angeles in the State of California, and the parties hereto expressly consent to hold themselves subject to such jurisdiction for the purposes of any and all such proceedings.

(c) Assignment and Delegation; Successors and Assigns.

(i) Prohibition Against Assignment or Delegation. Except as specifically provided in this Agreement, neither the Company nor the Purchaser may sell, license, transfer or assign (by operation of law or otherwise) any of such party's rights or interests in this Agreement or delegate such party's duties or obligations under this Agreement, in whole or in part, without the prior written consent of the other party, which consent may be withheld in such other party's sole discretion.

(ii) Successors and Assigns. Subject to the foregoing, all of the representations, warranties, covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party and such party's respective successors and permitted assigns.

(d) Notices. Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (i) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (ii) by telegraph or by private airborne/overnight delivery service postage prepaid (which form of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (iii) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which form of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (iv) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which form of Notice shall be deemed to have been given upon the 5th business day following the date mailed). Such Notices shall be addressed as follows:

(i)	If to the Company:

Thomas A. Szabo, Chief Executive Officer
Telanetix, Inc.
6197 Cornerstone Court East
San Diego, CA 92121

With a copy to:

Duane Morris LLP
101 West Broadway, Suite 900

San Diego, CA 92101-8285
Attention: James A. Mercer III

(ii) If to the Purchaser, at its address as set forth below, or at such other address or addresses as may have been furnished to the Company in writing:

________________________________________
________________________________________
________________________________________
________________________________________

With a copy to:

________________________________________
________________________________________
________________________________________
________________________________________

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

Telanetix, Inc.

By: ______________________________
Name:
Title:

  PURCHASER:

  By: _________________________________
Name:
Title:
EXHIBIT B

telanetix, INC.
INVESTOR QUESTIONNAIRE

Telanetix, Inc.
6197 Cornerstone Court East
San Diego, CA 92121

The information contained in this Questionnaire is being furnished in order to determine (1) whether the undersigned proposed securityholder is an accredited investor as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) or (2) if such securityholder is not an accredited investor, whether either alone or with his or her purchase representative(s), the undersigned has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in Common Stock and Warrants (the “Securities”) of Telanetix, Inc., a Delaware corporation (the “Company”), and the financial means to bear the economic risks involved.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Securities of the Company which will be issued to the undersigned pursuant to the Securities Purchase Agreement by and between the Company and the each investor named therein is exempt from registration under the Act and meets the requirement of applicable state securities laws. Further, the undersigned understands that the offering may be required to be reported to the Securities and Exchange Commission and to various state securities regulators.

Please answer all questions fully.

IF THE SECURITIES ARE TO BE ISSUED IN THE NAME OF BOTH YOU AND YOUR SPOUSE, YOU MUST BOTH COMPLETE THIS QUESTIONNAIRE.

In order to induce the Company to accept the Securities Purchase Agreement and as further consideration for such acceptance, the undersigned hereby makes the following acknowledgments, representations and warranties with the full knowledge that the Company will expressly rely on the following acknowledgments, representations and warranties in making a decision to accept or reject the Securities Purchase Agreement:

1.	I hereby adopt, confirm and agree to all of the covenants, representations and warranties set out in this Securities Purchase Agreement.

2. My primary state of residence is:    .

3. My date of birth is:    .

4. I hereby represent and warrant (check as appropriate):

(a) That I have a net worth, exclusive of home, home furnishings and personal automobiles of: (check one) __ $100,000 - $499,999; ___$500,000 - $1,000,000;   over $1,000,000.

(b) That I have individual income of the following amount in each of the two most recent years and I reasonably expect individual income in excess of that amount in the current year: (check one) __ $50,000 - $99,999; ___$100,000 - $200,000;   $200,000 - $300,000; ___over $300,000.

(c) That I have joint income with my spouse of the following amount in each of the two most recent years and I reasonably expect joint income in excess of that amount in the current year: (check one) __ $50,000 - $99,999; ___$100,000 - $200,000;  $200,000 - $300,000; ___over $300,000. [Please leave this subsection (c) blank if you have no spouse.]

(d) That the aggregate dollar amount of the Securities I am purchasing is less than the following percentage of my net worth (check lowest number possible)  5%;  10%; ___15%; ___20%; ___ 25%.

5.
In order for the Company to ascertain the availability of a transactional exemption under applicable California Corporate Securities Laws, I represent and warrant, in addition to the other representations and warranties contained herein, that I qualify under the following categories (check all applicable categories):

____	(a)
By reason of my business or financial experience or the business or financial experience of my professional advisor, I or he/she on my behalf has the capacity to protect my interests in connection with the purchase of the Shares.

____	(b)
I have a preexisting personal or business relationship with the CEO of the Company, or one of its officers or directors, of a nature and duration as would allow me to be aware of the character, business acumen, general business and financial circumstances of the CEO or of the person with whom such relationship exists. [Please describe relationship and duration of relationship.] _______________________________________

_____________________________________________________
_____________________________________________________
_____________________________________________________

6.
I certify that I or my professional advisor has sufficient knowledge and experience in financial and business matters so that I am or he/she is on my behalf capable of evaluating the merits and risks of investment in restricted securities of a private, startup company and can be reasonably assumed to have the capacity to protect my interests in connection with the transaction. (Attention should be directed to your experience as an investor in securities, particularly investments in securities for which no market exists. If you do not have sufficient knowledge and experience in financial and business matters such that you are capable of evaluating the merits and risks of investment in private securities, you are urged to consult with one or more professional advisors who do possess such knowledge and experience.) The following is a description of my experience in financial and business matters:

__________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________________________________________________________________________________________________________

7.	In evaluating the merits and risks of this investment, do you intend to rely upon the advice of any professional advisor? Yes ٱ No ٱ Any other person? Yes ٱ No ٱ

If Yes, then complete the following:

(i) Name:  _______________________________________________
Address:  _______________________________________________
_______________________________________________

(ii) Occupation: _______________________________________________

(iii) Please describe the occasions in the last five (5) years when you have relied upon such person's advice: ______________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

(iv) Have you customarily compensated such person for his advice, either specifically or by way of related professional services? Yes ٱ  No ٱ

Your selected professional advisor, if you have one, should complete and sign the Professional Advisor Questionnaire.

8. I (we) wish to own my (our) Securities as follows (check one):
_____	a.	Separate or individual property. (In community property states, if the purchaser is married, his/her spouse must submit written consent if community funds will be used to purchase the Shares.)
_____	b.	Husband and wife as community property. (Community property states only. Husband and Wife should both sign all required documents unless advised by their attorney that one signature is sufficient.)
_____	c.	Joint Tenants with right of survivorship. (Both parties must sign all required documents unless advised by their attorneys that one signature is sufficient.)
_____	d.	Tenants in common. (Both parties must sign all required documents.)
_____	e.	Trust. (Include name of trust, name of trustee and date trust was formed.)
_____	f.	Company. (Include evidence of partnership authority for person who executes required documents.)
_____	g.	Other (indicate):

*	The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.